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                                                                EXHIBIT 10 (ggg)




                                 JAMES A. BACH
                                  3105 Cornell
                              Dallas, Texas  75205



                                 March 17, 1994





Board of Directors
The Morningstar Group Inc.
5956 Sherry Lane
Suite 1100
Dallas, Texas  75226-6522

Dear Sirs:

         The purpose of this letter is to confirm my resignation, effective immediately, as an employee, officer and director of The Morningstar Group Inc. and its subsidiaries.

         In accordance with our prior discussions, in connection with my resignation I will be entitled to the following benefits and will be subject to the following obligations:

                 1. I will be entitled to severance compensation in the amount and on the terms specified in Section V of that certain Employment Agreement dated as of March 1, 1991 between the Company and the undersigned, as amended by (i) Amendment No. 1 to Employment Agreement dated as of September 12, 1991, (ii) Amendment No. 2 to Employment Agreement dated as of April 30, 1992, (iii) Amendment No. 3 to Employment Agreement dated as of July 30, 1992, and (iv) Waiver No. 1 to Employment Agreement dated as of December 15, 1993 (the "Employment Agreement"), notwithstanding the fact that my resignation does not constitute an event specified in Section IV(A) of the Employment Agreement. For purposes of the Employment Agreement, the date of this letter will constitute the Date of Termination (as defined in the Employment Agreement).

                 2. I will continue to be subject to the terms and provisions of Section X of the Employment Agreement for a period of two years following the date hereof.
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Board of Directors
The Morningstar Group Inc.
March 17, 1994
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                 3.       I will continue to be subject to the terms and
         provisions of Section IX(D) of the Employment Agreement for a period of five years following the date hereof and hereby agree to return promptly to the Company all materials and articles of information constituting property of the Company pursuant to the terms of such
         Section IX(D).

                 4. For purposes of the Stock Option Agreements (as defined in the Employment Agreement), this resignation will be deemed to be a termination of employment for Good Reason (as defined in such Stock Option Agreements) resulting in the vesting of all stock options granted thereunder.

         If the foregoing accurately reflects our understanding relating to my resignation, please so indicate by executing this letter in the space provided for that purpose below, following which this letter will constitute the legal and binding agreement of the Company and the undersigned with respect to the matters addressed herein.

                                                            Very truly yours,




                                                            James A. Bach


Accepted and Agreed to as
of the date first above written.

THE MORNINGSTAR GROUP INC.



By ___________________________
Title _________________________